FORM 8-K


SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 26, 2004

CHECKERS DRIVE-IN RESTAURANTS, INC.
(Exact name of registrant as specified in charter)

DELAWARE                  0-19649               58-1654960
(State or other         (Commission           (IRS Employer
jurisdiction of          File Number)      Identification No.)

4300 WEST CYPRESS STREET, SUITE 600, TAMPA FLORIDA 33607
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code
(813) 283-7000

Former name or former address (if changed since last report)
NOT APPLICABLE

Item 9.  	REGULATION FD DISCLOSURE.

On July 26, 2004, the Registrant issued
a news release entitled "CHECKERS DRIVE-IN
RESTAURANTS, INC. - Appoints Gary Lieberthal to Board of Directors -", a copy of which is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the
Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKERS DRIVE-IN RESTAURANTS, INC.



By:_________________________________
Name:   Keith E. Sirois
Title:  Director, CEO and President
Dated:  July 26, 2004



EXHIBIT INDEX

Exhibit Number	Description

99.1		Press Release, dated July 26, 2004

Exhibit 99.1

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600,
Tampa, Florida 33607
* (813) 283-7000 * (813) 283-7001

CONTACT:	Kim Francis
		MARC PR
		412-562-1186
		kfrancis@marcusa.com

		Brad Cohen
		Integrated Corporate Relations, Inc.
		203-682-8211

CHECKERS DRIVE-IN RESTAURANTS, INC.
- Appoints Gary Lieberthal
to Board of Directors -

TAMPA, FL., July 26, 2004 -- Checkers
Drive-In Restaurants, Inc. (NASDAQ: CHKR) announced today that Gary Lieberthal has been elected to its Board of Directors.
Mr. Lieberthal brings over 30 years of
management experience in the media industry.

"Gary has impressive experience as a leader and innovator in the entertainment industry and will add an additional independent perspective to our Board of Directors," said
Terry Christensen, Chairman of Checkers Drive-
In Restaurants, Inc.'s Nominating Committee.
"Together, we will work to build shareholder value and pursue growth through expanded market opportunities."

Though currently retired, Mr. Lieberthal served as Chairman and Chief Executive
Officer of Columbia Pictures Television
from 1986 through 1992.  Previously, Mr.
Lieberthal was Vice President, Syndication for T.A.T. Communications Company, where he was responsible for creating the first major in-house syndication division at an independent production company.

About Checkers Drive-In Restaurants, Inc.

Checkers Drive-In Restaurants, Inc. is
headquartered in Tampa, Florida. For more information about the Company, please visit www.checkers.com.